Exhibit 10.3

                            MIDDLEBURG NATIONAL BANK
                         DEFERRED COMPENSATION AGREEMENT




         This Deferred Compensation Agreement (the "Agreement") is made and entered into as of December 1, 1993 by and between Middleburg National Bank (the "Bank") and Joseph L. Boling (the "Employee").
                                    Recitals
         The Employee currently serves as the president and chief executive officer of the Bank. To induce him to continue to serve in this capacity, the Bank offers to provide the Employee the opportunity to defer a portion of his compensation pursuant to the terms of this Agreement, effective December 1, 1993.
         NOW, THEREFORE, IT IS AGREED by the parties hereto, as follows:
         1.       Deferral of Compensation.
                  The Employee hereby agrees to defer each calendar year $10,000 of the amount to be earned by the Employee for services rendered to the Bank during the participation period beginning on December 1, 1993 (the "Commencement Date") and ending on December 31, 1999 (such interval being the "Participation Period"). Such amount will be deferred by reducing the salary or bonus received by the Employee during the Participation Period. A separate account (the "Account") shall be established for the Employee.

         2.       Deferred Compensation Payments.
                  If the Employee satisfies the deferral requirements of Section 1 hereof for the full Participation Period, the Bank will pay to the Employee as deferred compensation ("Deferred Compensation") the amount of $32,707 per year for fifteen (15) consecutive years payable in 180 consecutive equal or nearly equal monthly installments. Payment of the Deferred Compensation provided hereunder shall begin not later than 30 days after the date the Employee attains age 65 (Distribution Date).
         3.       Termination of Employment.
                  If the Employee terminates his employment with the Bank prior to the expiration of the Participation Period for any reason other than death, the Bank will pay to the Employee the amount of compensation actually deferred by the Employee with interest computed on the amount deferred at the rate of 5 percent per annum, simple interest, from the Commencement Date through the date the Employee terminates his employment with the Bank. The amount shall be paid in one lump sum payment to the Employee within 30 days after the date the Employee terminates his employment, and the Bank shall have no further obligations hereunder.
         4.       Payments in the Event of Death.
                  (a) If the Employee dies while still employed by the Bank but prior to the expiration of the Participation Period, the Bank will pay to the Employee's Designated Beneficiary as provided under subsection 4(c) hereof the Deferred Compensation provided under Section 2 hereof. Payments of the Deferred Compensation shall commence within 30 days after the date of the Employee's death.
                  (b) If the Employee dies on or after the expiration of the Participation Period but prior to the receipt of all or any part of the Deferred Compensation due hereunder, the Bank shall, within 30 days after the Employee's death, pay or continue to pay, as the case may be, to the Designated Beneficiary the balance of the Deferred Compensation to which the Employee would have otherwise been entitled hereunder had the Employee survived.
                  (c) The Employee may, from time to time, designate any person or persons (who may be designated contingently or successively) (the "Designated Beneficiary") to whom payments are to be made if the Employee dies before receiving payment of all amounts due hereunder, by signing a form approved by the Bank. A beneficiary designation form will be effective only after the signed form is filed with the Bank's Personnel Department while the Employee is alive and will cancel all beneficiary designation forms signed and filed earlier with that Department. If the Employee fails to designate a Designated Beneficiary as provided above, or if all Designated Beneficiaries of the Employee die before the Employee or before the complete payment of all amounts due hereunder, the Bank will pay the unpaid amounts to the legal representative or representatives of the estate of the last to die of the Employee and the Designated Beneficiary (or Beneficiaries).

         5.       Unfunded Arrangement.
                  The Bank's obligation to make payments to any person under this Agreement is purely contractual. The parties do not intend that the amounts payable hereunder be held by the Bank in trust or as a segregated fund for the Employee, the Designated Beneficiary, or other person entitled to payments hereunder. The benefits provided under this Agreement shall be payable solely from the general assets of the Bank, and neither the Employee nor any other person entitled to payments hereunder shall have any interest in any assets of the Bank by virtue of this Agreement. The Bank's obligation under this Agreement shall be merely that of an unfunded and unsecured promise of the Bank to pay money in the future. To the extent that this Agreement should be deemed to be a "pension plan", the parties intend that it be unfunded for federal income tax purposes, as well as for Title I of ERISA.
         6.       Assignment or Alienation.
                  The right of the Employee or any other person to the payment of deferred income or any other benefits under this Agreement shall not be assigned, sold, transferred, pledged or encumbered, except as provided herein or by will or by the laws of descent and distribution, and shall not be subject to attachment or garnishment by creditors.
         7.       Interpretation of Agreement.
                  The Board of Directors shall have full power and authority to administer this Agreement, including the power to interpret all provisions of this Agreement, to promulgate forms to be used with regard to the Agreement, the power to promulgate rules of administration, the power to settle any dispute as to rights to benefits arising from this Agreement, and the power to make decisions or to take such actions as the Board, in its sole discretion, deems necessary or advisable to aid in the proper maintenance of this Agreement.
         8.       Termination or Amendment of Agreement
                  A Employee may terminate this Agreement by written request acknowledged by the Board or may amend his election with respect to the portion or percentage of his compensation to be deferred by executing an amended Agreement. Such a termination or amendment shall become effective for the year following the year in which the request is made. In no event shall any such termination or amendment affect amounts previously deferred under the Agreement.
                  Except as may be otherwise provided under this Agreement, in the event a Employee terminates his election to defer prior to the end of the Participation Period, he shall not be entitled to receive any distribution from his Account until the Distribution Date. At that time he shall be entitled to receive the amount of compensation actually deferred, with interest computed on the amount deferred at the rate of 5 percent per annum, simple interest, from the Commencement Date through the Distribution Date.

         Should the Board of Directors (exclusive of the Employee), however, in its sole discretion, determine that due to a change in federal or state law (i) the combined United States Federal and Virginia maximum marginal income tax rate of the Bank has been increased or decreased from the maximum rate in effect on the date of this Agreement or (ii) if the Bank's cost of providing benefits otherwise payable to the Employee hereunder has materially increased or decreased due to tax law changes, then, upon the recommendation of the Board of Directors (exclusive of the Employee), the Bank may adjust the interest rates otherwise utilized in the determination of benefit payments due hereunder for intervals subsequent to the date thereof to reflect such increase or decrease, as the case may be; or may otherwise modify or terminate the Agreement. No payments, however, to the Employee shall be reduced when the Bank's cost of providing payments has not been materially affected by such tax law changes, and all adjustments shall be prospective, not retrospective.
         9.       Continued Employment Not Guaranteed.
                  Nothing contained in this Agreement or any action taken hereunder shall be construed as a contract of employment or as giving the Employee any right to be retained as an employee of the Bank.

         10.      Taxes.
                  The Bank reserves the right to withhold all applicable federal, state and local taxes on any monies paid to the Employee under this Agreement.
         11.      Notice.
                  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by the United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the last page of this Agreement.
         12.      Binding Effect.
                  This Agreement shall be binding upon and inure to the benefit of the Employee and the Employee's heirs and legal representatives and the Bank and its successors and assigns. The Bank will not consolidate with or merge into another entity, or sell all or substantially all of its assets to another entity, unless such other entity shall have the financial ability to discharge obligations under this Agreement and in fact assumes this Agreement and upon such assumption the Employee and the successor shall become obligated to perform all of the terms and conditions herein contained.
         13.      Counterparts.
                  This Agreement may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.
         14.      Interpretation.
                  Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine.
         15.      Governing Law.
                  The provisions of this Agreement and the rights of the parties hereunder shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia.
         IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by a duly authorized agent or representative and the Employee has hereunto affixed his signature, all as of the day and year first written above.

                                     MIDDLEBURG NATIONAL BANK


                                     By /s/ William F. Curtis
                                        --------------------------------
                                              William F. Curtis
                                              Chairman of the Board


                                     /s/ Joseph L. Boling
                                     --------------------------------
                                     Joseph L. Boling

                        DESIGNATION OF BENEFICIARY

         Pursuant to the terms of the Employee's Deferred Compensation Agreement dated as of December 1, 1993 between Middleburg National Bank and me, I hereby designate the following beneficiary(ies) to receive any payments which may be due under such Agreement after my death:

                               Primary Beneficiary

                            Deborah N. Boling
                            P.O. Box 1306
                            Middleburg, VA  22117


                             Secondary Beneficiaries

                            Crestar Bank Trust Department
                            919 East Main Street
                            Richmond, VA  23261


         This designation hereby revokes any prior designation which may have been in effect.

                                        Date: 12/9/93

                                        /s/ Joseph L. Boling
                                        --------------------------------
                                                  Employee


  Acknowledged by /s/ Jane P. Williams
                 --------------------------------------------------------
                                     (Witness)


  Administrative Assistant
                  (Title)